UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2020

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2020 Equity Incentive Plan

On August 4, 2020, our board of directors adopted the Company’s 2020 Omnibus Equity and Incentive Plan (the “2020 Equity Incentive Plan”), under which equity awards may be made in respect of 2,250,000 shares of our Common Stock (“Shares”). Under the 2020 Equity Incentive Plan, awards may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, share awards and performance-based awards (including performance share units and performance-based restricted stock) and LTIP Units (as defined below). The following is a summary of the material terms of the 2020 Equity Incentive Plan. This summary is qualified in its entirety by reference to the full text of the 2020 Equity Incentive Plan attached as Exhibit 10.1 hereto, which is hereby incorporated by reference.

Administration. The 2020 Equity Incentive Plan is administered by the Compensation Committee of our board of directors. The Compensation Committee consists of at least two directors of the board of directors and may consist of the entire board of directors. The Compensation Committee consists of directors considered to be non-employee directors for purposes of Section 16 of the Exchange Act.

Plan Term. The 2020 Equity Incentive Plan will terminate on the tenth (10th) anniversary of the date of its adoption, unless earlier terminated by our board of directors.

Eligibility. Under the 2020 Equity Incentive Plan, “Eligible Individuals” include officers, employees, consultants, and non-employee directors providing services to the Company and its subsidiaries. The Compensation Committee will determine which Eligible Individuals will receive grants of awards.

Incentives Available. Under the 2020 Equity Incentive Plan, the Compensation Committee may grant any of the following types of awards to an Eligible Individual: nonqualified stock options (“NQSOs”); stock appreciation rights (“SARs”); restricted stock grants (“Restricted Stock”); restricted stock units (“RSUs”); Performance Awards; Dividend Equivalent Rights; Share Awards; LTIP Units, and Cash- Based Awards, each as defined below and, to certain Eligible Individuals in accordance with Section 422 of the Code, incentive stock options (“ISOs”) (each type of grant is considered an “Award”).

Shares Available. Subject to any adjustment as provided in the 2020 Equity Incentive Plan, up to 2,250,000 Shares may be issued pursuant to Awards granted under the 2020 Equity Incentive Plan, all of which may be granted as incentive stock options (“ISOs”). For a non-employee director, the maximum dollar amount of cash or the fair market value of Shares that any individual may receive in any calendar year in respect of Awards may not exceed that number of Shares representing a fair market value equal to the positive difference, if any, between $500,000 and the aggregate value of any annual cash retainer paid to the non-employee director (excluding the value any chairperson retainer or fee and meeting fees received by a non-employee director in respect of such calendar year).

If an Award or any portion thereof that is granted under 2020 Equity Incentive Plan (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued or (ii) is settled in cash (i.e., the participant receives cash rather than Shares), such expiration, termination, or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under 2020 Equity Incentive Plan. If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the participant, then the Shares that are forfeited or reacquired will again become available for issuance under 2020 Equity Incentive Plan. Any Shares tendered or withheld (i) to pay the exercise price of an Option (as defined below) or (ii) to satisfy tax withholding obligations associated with an Award granted under 2020 Equity Incentive Plan shall not become available again for issuance under 2020 Equity Incentive Plan.

Stock Options. The Compensation Committee may grant NQSOs to Eligible Individuals and ISOs to Eligible Individuals (collectively, “Options”) who are employees of the Company or a subsidiary on the date of grant. A NQSO is the right to purchase one or more Shares at a designated exercise price.  An ISO is an Option that is subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code, and an NQSO is an Option that does not qualify as an ISO.

Vesting and Exercise Periods for Options. Each Option granted under the 2020 Equity Incentive Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Compensation Committee at the time of grant and set forth in an Award agreement. The term of an Option generally may not exceed ten years from the date it is granted (five years in the case of an ISO granted to a ten-percent stockholder). Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in applicable Award agreement.

Exercise Price for Options. The purchase price per Share with respect to any Option granted under the 2020 Equity Incentive Plan may be not less than the greater of the par value of a Share and 100% of the fair market value of a share of Common Stock on the date the Option is granted (110% in the case of an ISO granted to a ten-percent stockholder).

Stock Appreciation Rights. The Compensation Committee may grant SARs to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A SAR may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

Amount Payable. A SAR is a right granted to a participant to receive an amount equal to (i) the excess of the fair market value of a Share on the last business day preceding the date of exercise of such SAR over the fair market value of a Share on the date the SAR was granted, multiplied by (ii) the number of Shares as to which the SAR is being exercised. A SAR may be settled or paid in cash, Shares or a combination of each, in accordance with its terms.

Duration. Each SAR will be exercisable or be forfeited or expire on such terms as the Compensation Committee determines. Except in limited circumstances, an SAR shall have a term of no greater than ten years.

Prohibition on Repricings. The Compensation Committee has no authority to make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the 2020 Equity Incentive Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or SAR previously granted under the 2020 Equity Incentive Plan, unless the Company’s stockholders approve such adjustment or amendment.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights (“Dividend Equivalent Rights”), either in tandem with an Award or as a separate Award, to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A Dividend Equivalent Right is a right to receive cash or Shares based on the value of dividends that are paid with respect to the Shares. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such dividend equivalent rights or until the vesting, exercise, payment, settlement, or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate, subject to compliance with Section 409A of the Code. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or multiple installments, as determined by the Compensation Committee. Unless set forth in an Award Agreement, awards of Restricted Stock (other than performance-vested Restricted Stock) will include a right to receive dividends at the time such dividend is paid to holders of Shares, whether or not the Restricted Stock is vested at that time and Awards of Restricted Stock Units and performance vested Restricted Stock will provide for dividend equivalent rights that will accrue and be paid only at such time as the underlying awards vest.

Restricted Stock; Restricted Stock Units. The Compensation Committee may grant either Shares (Restricted Stock) or phantom Shares (RSUs), in each case subject to certain vesting requirements, on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement.

Restricted Stock. Unless the Compensation Committee determines otherwise, upon the issuance of shares of Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions made with respect to the Shares. The Compensation Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on such Shares shall be deferred until the lapsing of the restrictions imposed upon such Shares and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of shares of Restricted Stock shall be made upon the lapsing of restrictions imposed on the shares of Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares of Restricted Stock.

Period for Lapsing of Restrictions on Restricted Stock. During such period as may be set by the Compensation Committee in the Award agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, or assign shares of Restricted Stock awarded under the 2020 Equity Incentive Plan except by will or the laws of descent and distribution. The Compensation Committee may also impose such other restrictions and conditions, including the attainment of pre-established Performance Objectives (as defined below) or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion.

Restricted Stock Units. Each RSU shall represent the right of the participant to receive a payment upon vesting of the RSU, or on any later date specified by the Compensation Committee, of an amount equal to the fair market value of a Share as of the date the RSU becomes vested (together with such dividends as may have accrued with respect to such Share from the time of the grant of the Award until the time of vesting), or such later date as determined by the Compensation Committee at the time the RSU is granted (and which will be set forth in the applicable grant agreement). An RSU may be settled or paid in cash, Shares or a combination of each, as determined by the Compensation Committee.

Performance Awards. Performance awards ((“Performance Awards”) (including performance units (“Performance Units”) and performance share units (“Performance Share Units”)) and performance-based restricted stock (“Performance-Based Restricted Stock”)) may be granted to Eligible Individuals on terms and conditions determined by the Compensation Committee and set forth in an Award agreement.

Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive payment of the specified dollar amount or a percentage of the specified dollar amount depending on the level of performance objective attained; provided, however, that the Compensation Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. The award agreement for each Performance Unit shall specify the number of Performance Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Unit to vest and the performance cycle within which such Performance Objectives must be satisfied and the circumstances under which the award will be forfeited.

Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including, without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive an amount of the fair market value of a Share on the date the Performance Share Unit becomes vested or any other date specified by the Compensation Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Compensation Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. A Performance Share Unit may be settled in cash, shares, or a combination of each. The Award agreement for each Performance Share Unit shall specify the number of Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Share Unit to vest and the performance cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited.

Performance-Based Restricted Stock. Performance-Based Restricted Stock shall consist of an Award of shares of Restricted Stock, issued in the participant’s name and subject to appropriate restrictions and transfer limitations. Unless the Compensation Committee determines otherwise and as set forth in the applicable Award agreement, upon issuance of Shares of Performance-Based Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to Shares. The Award agreement for each Award of Performance-Based Restricted Stock will specify the number of shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions that must be satisfied in order for the Performance-Based Restricted Stock to vest, the performance cycle within which the Performance Objectives must be satisfied (which will not be less than one (1) year) and the circumstances under which the Award will be forfeited.

Performance Objectives. Performance objectives (“Performance Objectives”) may be expressed in terms of (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent; (x) share price (including, but not limited to growth measures and total stockholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital; (xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) revenue mix; (xix) operating efficiency; (xx) product diversification; (xxi) market penetration; (xxii) measurable achievement in quality, operation or compliance initiatives; (xxiii) quarterly dividends or distributions; (xxiv) employee retention or turnover; or (xxv) any other operational, financial or other goal as may be determined by the Compensation Committee; (xxvi) AFFO or FFO, or (xxvii) any combination of or a specified increase in any of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries or Divisions (as defined in the 2020 Equity Incentive Plan) or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Compensation Committee may adjust Performance Objectives from time to time to reflect the impact of specified events, including any one or more of the following with respect to the applicable performance period: (i) the gain, loss, income, or expense resulting from changes in accounting principles or tax laws that become effective during the performance period; (ii) the gain, loss, income, or expense reported publicly by the Company with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Compensation Committee, any prior year; or (vi) other extraordinary or unusual events as determined by the Compensation Committee. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Compensation Committee. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Compensation Committee.

Prior to the vesting, payment, settlement, or lapsing of any restrictions the Compensation Committee shall determine that the applicable Performance Objectives have been satisfied. In respect of a Performance Award, the Compensation Committee may, in its sole discretion, (i) reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse, and/or (ii) establish rules and procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under such Award. The Compensation Committee may exercise such discretion in a non-uniform manner among Participants.

Share Awards. The Compensation Committee may grant an Award of Shares (“Share Awards”) to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. A Share Award may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

LTIP Units. The Compensation Committee may grant an Award of LTIP Units (“LTIP Units”) to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. LTIP Units are intended to be profits interests in the OP, the rights and features of which, if applicable, will be set forth in the OP Agreement, as applicable.

Cash-Based Awards.  The Compensation Committee may grant a Cash-Based Award to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant.  The Compensation Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Compensation Committee may determine. Each Cash-Based Award shall specify a cash-dominated payment amount, formula or payment ranges as determined by the Compensation Committee.

Adjustments upon Changes in Capitalization. In the event that the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganizations, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution, or other similar corporate event or transaction, or an extraordinary dividend or distribution by the Company in respect of its Shares or other capital stock or securities convertible into capital stock in cash, securities, or other property, the Compensation Committee shall determine the appropriate adjustments, if any, to (a) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the 2020 Equity Incentive Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of ISOs, (c) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the 2020 Equity Incentive Plan, (d) the option price of outstanding Options and the base price of outstanding SARs, and (e) the Performance Objectives applicable to outstanding Performance Awards.

Effect of Change in Control or Certain Other Transactions. Generally, the Award agreement evidencing each Award will provide any specific terms applicable to that Award in the event of a Change in Control of the Company (as defined below). Unless otherwise provided in an Award agreement, in connection with a merger, consolidation, reorganization, recapitalization, or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (each a “Corporate Transaction”), Awards shall either: (a) continue following such Corporate Transaction, which may include, in the discretion of the Compensation Committee or the parties to the Corporate Transaction, the assumption, continuation, or substitution of the Awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the Awards; (b) become vested in whole or in part; or (c) terminate.

For purposes of the 2020 Equity Incentive Plan, “Change in Control” generally means the occurrence of any of the following events with respect to the Company: (a) any person (other than directly from the Company) first acquires securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding voting securities, other than an acquisition by certain employee benefit plans, the Company or a related entity, or any person in connection with a non-control transaction; (b) a majority of the members of the board of directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the board of directors serving immediately prior to such appointment or election; (c) any merger, consolidation, or reorganization, other than in a non-control transaction; (d) a complete liquidation or dissolution or (e) sale or disposition of all or substantially all of the assets. A “non-control transaction” generally includes any transaction in which (i) stockholders immediately before such transaction continue to own at least a majority of the combined voting power of such resulting entity following the transaction; (ii) a majority of the members of the board of directors immediately before such transaction continue to constitute at least a majority of the board of the surviving entity following such transaction, or (iii) with certain exceptions, no person other than any person who had beneficial ownership of more than fifty percent of the combined voting power of the Company’s then outstanding voting securities immediately prior to such transaction has beneficial ownership of more than fifty percent of the combined voting power of the surviving entity’s outstanding voting securities immediately after such transaction.

Options and SARs Terminated in Corporate Transaction. If Options or SARs are to terminate in the event of a Corporate Transaction, the holders of vested Options or SARs must be provided either (a) fifteen days to exercise their Options or SARs or (b) payment (in cash or other consideration) in respect of each Share covered by the

Option of SAR being cancelled in an amount equal to the excess, if any, of the per Share consideration to be paid to stockholders in the Corporate Transaction over the price of the Option or the SAR. If the per Share consideration to be paid to stockholders in the Corporate Transaction is less than the exercise price of the Option or SAR, the Option or SAR may be terminated without payment of any kind. The holders of unvested Options or SARs may also receive payment, at the discretion of the Compensation Committee, in the same manner as described above for vested Options and SARs. The Compensation Committee may also accelerate the vesting on any unvested Option or SAR and provide holders of such Options or SARS a reasonable opportunity to exercise the Award.

Other Awards Terminated in Corporate Transaction. If Awards other than Options and SARs are to terminate in connection with a corporate transaction, the holders of vested Awards will be provided, and holders of unvested Awards may be provided, at the discretion of the Compensation Committee, payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Award being cancelled in an amount equal to the per Share price to be paid to stockholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Compensation Committee in good faith.

The Compensation Committee may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a participant’s Awards, may allow the participant to choose which treatment will apply to his or her Awards.

Transferability. The 2020 Equity Incentive Plan generally restricts the transfer of any Awards, except (a) transfers by will or the laws of descent and distribution or (b) to a beneficiary designated by the participant, to whom any benefit under the 2020 Equity Incentive Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award.

Amendment or Termination of the Equity Incentive Plan. The 2020 Equity Incentive Plan may be amended or terminated by the board of directors without stockholder approval unless stockholder approval of the amendment or termination is required under applicable law, regulation, or New York Stock Exchange requirement. No amendment may materially and adversely alter or impair any Awards that had been granted under the 2020 Equity Incentive Plan prior to the amendment without the impacted participant’s consent. The 2020 Equity Incentive Plan will terminate on the tenth anniversary of its effective date; however, when the 2020 Equity Incentive Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the 2020 Equity Incentive Plan’s termination.

Forfeiture Events; Clawback. The Compensation Committee may specify in an Award agreement that the participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, any Award under the 2020 Equity Incentive Plan shall be subject to the terms of any clawback policy maintained by the Company, as it may be amended from time to time.

Equity Awards Pursuant to the 2020 Equity Incentive Plan

On August 4, 2020, the named executive officers and certain other key employees of the Company were issued restricted stock grants under the terms of the 2020 Equity Incentive Plan, which grants had been approved by the Compensation Committee. The grants to the named executive officers were made pursuant to the terms of our named executive officers’ employment agreements. The grants to our named executive officers included (i) restricted stock grants that vest in substantially equal installments on each of the first four anniversaries of the completion of the Internalization, which represents 40% of the total award value for each participant, and (ii) restricted stock grants that vest in substantially equal installments on each of the first three anniversaries of the completion of the Internalization, which represents 60% of the total award value for each participant (collectively, the “2020 Restricted Stock Awards”). The 2020 Restricted Stock Award agreements provide that vesting is subject to the executive’s continued employment with the Company through each applicable vesting date, except in the event of the executive’s death or disability, in which case, any unvested portion of the awards will become fully vested. In addition, the 2020 Restricted Stock Award agreements provide the executive with rights as a stockholder in respect of the awards’ vested and unvested Shares, including the right to vote and the right to dividends. In the event of a termination of the executive’s employment by the Company without “Cause” or by the executive for “Good Reason” within 12 months following a “Change in Control” of the Company (as such terms are defined in the executive’s employment agreement), any unvested portion of the 2020 Restricted Stock Awards will become fully vested at the time of such termination, provided that if the 2020 Restricted Stock Awards are unvested at the time of a Change in Control of the Company and are not assumed or substituted for equivalent awards as part of the Change in Control transaction, the 2020 Restricted Stock Awards will become fully vested at the time of the Change in Control transaction. Under the terms of the 2020 Restricted Stock Awards, the Company shall be entitled, at its option and in addition to any other available remedies, to terminate the Shares in respect of the 2020 Restricted Stock Awards (including any vested Shares) if the executive materially violates the terms of any restrictive covenant agreement between the Company and the executive or if the executive is convicted of a felony against the Company or its affiliates. This summary is qualified in its entirety by reference to the full text of the Form of Broadstone Net Lease, Inc. 2020 Omnibus Equity and Incentive Plan Restricted Stock Unit Award Agreement attached as Exhibit 10.2 hereto, which is hereby incorporated by reference.

The number of Shares of Restricted Stock granted to each of our named executive officers, as set forth below, was determined by dividing the value of the target annual equity grant for the executive as pursuant to the terms of his Employment Agreement by the fair market value of a unit of the Company on the date of grant, as determined by the Board of Directors.

NEO	Number of Shares of Restricted Stock vesting over 4 years	Number of Shares of Restricted Stock vesting over 3 years
Christopher J. Czarnecki	9,756.098	14,634.147
Ryan M. Albano	3,414.635	5,121.952
Sean T. Cutt	3,414.635	5,121.952
John D. Moragne	3,414.635	5,121.952
Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Broadstone Net Lease, Inc. 2020 Omnibus Equity and Incentive Plan
10.2	Form of Broadstone Net Lease, Inc. 2020 Omnibus Equity and Incentive Plan Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.
/s/ John D. Moragne

Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer, and Secretary

Date: August 4, 2020